UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of Earliest Event Reported): September 16, 2024

ARGAN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31756	13-1947195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Church Street, Suite 201, Rockville, MD	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 315-0027

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of Each Class:	Trading Symbol(s):	Name of Each Exchange on Which Registered:
Common Stock, $0.15 Par Value	AGX	New York Stock Exchange

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Appointment

The Board of Directors (the “Board”) of Argan, Inc. (“Argan” or the “Company”) has promoted Joshua S. Baugher, age 44, to be the Company’s Senior Vice President, Chief Financial Officer and Treasurer effective September 16, 2024. In such capacity, Mr. Baugher will serve as the Company’s principal financial officer. Mr. Baugher, who has served as Vice President and Corporate Controller for the Company since 2022, will succeed Richard H. Deily who retired as Chief Financial Officer on September 15, 2024 and continues to work with the Company in a reduced role.

Prior to joining the Company, Mr. Baugher oversaw the financial reporting and technical accounting at Charles River Associates, a publicly traded international consulting firm headquartered in Boston, from October 2018 to December 2022. Mr. Baugher began his career at CohnReznick where he managed a diverse portfolio of clients during his nine-year tenure. A licensed Certified Public Accountant in the State of Maryland, Mr. Baugher holds a Bachelor of Science degree in accounting from George Mason University.

Mr. Baugher and the Company entered into a written Employment Agreement dated as of September 16, 2024 (the “Baugher Employment Agreement”). Pursuant to the Baugher Employment Agreement, Mr. Baugher will receive an annual base salary of $250,000. The Baugher Employment Agreement also provides for an annual target cash bonus payment of 75% of base salary, subject to the satisfaction of reasonable performance criteria as established for such year and at the discretion of our Board of Directors. During the term of the agreement, Mr. Baugher shall be eligible to participate in any stock, incentive and similar plans established by the Company from time to time.

In the event that Mr. Baugher is terminated by the Company at its convenience or by him for good reason (as defined in the Baugher Employment Agreement), then he shall be entitled to (i) continue to receive his salary for the duration of six (6) months, and (ii) continue to participate in the Company’s benefit plans and programs (other than the applicable 401(k) plan and any other qualified retirement plan(s)) for a period of six (6) months or, in the case of the Company’s health plan(s), until Mr. Baugher becomes eligible for health insurance from another source other than Medicare.

Mr. Baugher is subject to certain confidentiality provisions under the Baugher Employment Agreement and, during the term of his employment and for two years thereafter, he is subject to certain non-solicitation covenants as more fully described in the Baugher Employment Agreement.

If Mr. Baugher incurs a termination on or within twelve (12) months following the date of a “change in control,” as defined in the Baugher Employment Agreement, the Company shall pay to Mr. Baugher a single lump sum payment in an amount equal to six (6) times his monthly salary.

The term of his employment shall continue until September 15, 2026 unless earlier terminated as provided in the Baugher Employment Agreement. The employment period will automatically renew for successive one-year periods, subject to various contractual terms. A copy of Mr. Baugher’s Employment Agreement is attached to this report as Exhibit 10.1.

Employment Agreement with Mr. Watson

On September 16, 2024, Argan entered into an Employment Agreement with David H. Watson (the “Watson Employment Agreement”), who shall continue to serve as President and Chief Executive Officer of Argan. Pursuant to the Watson Employment Agreement, Mr. Watson will receive an annual base salary of $500,000. The Watson Employment Agreement also provides for an annual target cash bonus payment of 100% of base salary, subject to the satisfaction of reasonable performance criteria as established for such year and at the discretion of our Board of Directors. During the term of the agreement, Mr. Watson shall be eligible to participate in any stock, incentive and similar plans established by the Company from time to time.

In the event that Mr. Watson is terminated by the Company at its convenience or by him for good reason (as defined in the Watson Employment Agreement), then he shall be entitled to (i) continue to receive his salary for the duration of twelve (12) months, and (ii) continue to participate in the Company’s benefit plans and programs (other than the applicable 401(k) plan and any other qualified retirement plan(s)) for a period of twelve (12) months or, in the case of the Company’s health plan(s), until Mr. Watson becomes eligible for health insurance from another source other than Medicare.

Mr. Watson is subject to certain confidentiality provisions under the Watson Employment Agreement and, during the term of his employment and for two (2) years thereafter, he is subject to certain non-solicitation covenants as more fully described in the Watson Employment Agreement.

If Mr. Watson incurs a termination on or within twenty-four (24) months following the date of a “change in control,” as defined in the Watson Employment Agreement, the Company shall pay to Mr. Watson a single lump sum payment in an amount equal to twelve (12) times his monthly salary.

The renewal term of his employment shall continue until September 15, 2027 unless earlier terminated as provided in the Watson Employment Agreement. The employment period will automatically renew for successive one-year periods, subject to various contractual terms. A copy of Mr. Watson’s Employment Agreement is attached to this report as Exhibit 10.2.

Employment Agreement with Mr. Collins

On September 16, 2024, Argan entered into an Employment Agreement with Charles Collins IV (the “Collins Employment Agreement”), who shall continue to serve as President and Chief Executive Officer of Gemma Power Systems, LLC. Pursuant to the Collins Employment Agreement, Mr. Collins will receive an annual base salary of $650,000 through May 31, 2025. Beginning June 1, 2025, Mr. Collins will receive an annual base salary of $780,000 during the remainder of the term of the agreement. During the term of the agreement, Mr. Collins shall be eligible to participate in any stock, incentive and similar plans established by the Company from time to time. In addition, Mr. Collins is entitled to earn performance-based cash compensation related to the attainment of one or more performance goals for the applicable year. The criteria and formulas that shall be used in the annual determination of performance-based cash compensation awards are detailed in the Collins Employment Agreement.

In the event that Mr. Collins is terminated by the Company at its convenience or by him for good reason (as defined in the Collins Employment Agreement), then he shall be entitled to (i) continue to receive his salary for the duration of twelve (12) months, (ii) to receive a pro-rata share of any performance-based compensation determined (based on audited financial numbers) at the end of the fiscal year in which the employment termination occurs, and (iii) to continue to participate in certain health and benefit plans and programs for the duration of twelve (12) months under certain conditions.

Mr. Collins is subject to certain confidentiality provisions under the Collins Employment Agreement and, during the term of his employment and for two (2) years thereafter, he is subject to certain non-solicitation covenants as more fully described in the Collins Employment Agreement.

If Mr. Collins incurs a termination on or within twenty-four (24) months following the date of a “change in control,” as defined in the Collins Employment Agreement, the Company shall pay to Mr. Collins a single lump sum payment in an amount equal to twelve (12) times his monthly salary.

The renewal term of his employment shall continue until September 15, 2027 unless earlier terminated as provided in the Collins Employment Agreement. The employment period will automatically renew for successive one-year periods, subject to various contractual terms. A copy of Mr. Collins’ Employment Agreement is attached to this report as Exhibit 10.3.

Item 8.01. Other Events.

On September 18, 2024, Argan issued a press release announcing that on September 17, 2024, its Board of Directors declared a 25% increase in the quarterly cash dividend, raising it from $0.30 to $0.375 per common share. The dividend will be payable on October 31, 2024, to stockholders of record at the close of business on October 23, 2024.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description

10.1	Employment Agreement between Argan, Inc. and Joshua S. Baugher effective September 16, 2024

10.2	Employment Agreement between Argan, Inc. and David H. Watson effective September 16, 2024

10.3	Employment Agreement between Argan, Inc. and Charles Collins IV effective September 16, 2024

99.1	Press Release issued by Argan on September 18, 2024

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGAN, INC.

Date: September 18, 2024	By:	/s/ David H. Watson
David H. Watson
President and Chief Executive Officer